Exhibit 99.1

Impax Contact:   Mark Donohue, + 1 215 558 4526

IMPAX TO ACQUIRE TOWER HOLDINGS, INC. AND LINEAGE THERAPEUTICS INC.

— Acquisitions includes operating subsidiaries CorePharma, LLC and Amedra Pharmaceuticals LLC —

— Provides Portfolio of Growing, High-Margin, Complex Generic and Branded Products —

— Enhances Generic Pipeline with Near-Term Opportunities —

— Adds a Leading Franchise in a New Specialty Brand Therapeutic Area —

— Diversifies and Expands Manufacturing and Supply Chain Capabilities —

— Immediately Accretive with Opportunities for Operational Synergies —

— Impax to Host Conference Call Today at 8:30 AM ET to Discuss Transaction —

HAYWARD, Calif., Oct. 9, 2014 — Impax Laboratories, Inc. (NASDAQ: IPXL) today announced the execution of a definitive agreement under which Impax will acquire Tower Holdings, Inc., including operating subsidiaries CorePharma LLC and Amedra Pharmaceuticals LLC, and Lineage Therapeutics Inc. (together, the “Companies”) for $700 million in cash, subject to certain customary purchase price adjustments. The privately-held Companies being acquired specialize in the development, manufacture and commercialization of complex generic and branded pharmaceutical products. The transaction will provide Impax with a highly-profitable and growing commercialized portfolio of products that are expected to generate full year 2014 revenues of approximately $215 million to $225 million and earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $80 million to $85 million on a standalone basis. Assuming a close within the next six months, the transaction is expected to be approximately $0.90 accretive to Impax’s 2015 earnings per diluted share.

“This transaction is an important step forward in executing our plan to drive growth and create value through strategic acquisitions that enhance our existing strategies,” said Fred Wilkinson, President and Chief Executive Officer of Impax. “The Companies will add a growing, highly profitable, commercial portfolio of generics as well as a lead product in a new brand franchise, which will enhance our brand division and enable us to utilize our brand commercial infrastructure more efficiently. The acquisition also adds a branded and generic pipeline that includes a number of near-term opportunities. In addition, Impax will gain an established campus in New Jersey focused on R&D, manufacturing, packaging and supply chain management. Further, this accretive transaction will move Impax to a more efficient capital structure, while also preserving our ability to pursue additional external strategic growth opportunities.”

Christopher Worrell, Chief Executive Officer of Tower Holdings, Amedra and Lineage, said: “We are pleased with the progress we have made across our Companies with an emphasis on the successful implementation of a Quality Improvement Program, which resulted in recent product approvals from the U.S. Food and Drug Administration. Both Impax and the Companies have a proven record of developing high value specialty products, and we look forward to being a critical contributor to the future growth strategy and value creation for Impax.”

“We look forward to working closely with the talented individuals from the Companies and leveraging the opportunities created by our combined organization,” Wilkinson continued. “We believe that this strategic acquisition will further strengthen our dual business model in an effort to create value for our shareholders.”

Transaction Benefits to Impax

This acquisition will provide Impax with important strategic and financial benefits, including:

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A Portfolio of Growing, High-Margin Commercial Products: This highly-profitable portfolio consists of four branded products, including the branded Albenza® franchise, seven complimentary commercialized generic products, and an epinephrine auto-injector product. This portfolio, in combination with several products that the Companies plan to launch during the fourth quarter of 2014, are expected to generate 2014 revenues of approximately $215 million to $225 million and EBITDA of approximately $80 million to $85 million, with gross margins comparable to Impax’s 2014 estimated gross margins.

●

A Leading Franchise in a New Specialty Brand Therapeutic Area: Albenza is the leading treatment for invasive tapeworm infections. This niche product has attractive margins and a record of strong sales growth with well-developed lifecycle management strategies to support continued returns. The addition of this new therapeutic area will allow Impax to more efficiently utilize its brand commercial infrastructure and provide upside growth potential.

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A Generic Pipeline with Near-Term Opportunities: Impax will acquire 5 approved generic products not yet marketed, 11 applications pending approval, and more than 35 additional products in various stages of development. Impax will evaluate all these opportunities as part of its combined portfolio prioritization process. According to IMS Health (NSP), this pipeline of 50 plus products represents approximately $10.7 billion in U.S. brand and generic sales for the last 12 months ended August 2014.

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Diversifies and Expands Manufacturing, Packaging and Supply Chain Capabilities: The transaction will provide Impax with a DEA and FDA licensed manufacturing, packaging and warehousing campus in Middlesex, New Jersey, and will strengthen Impax’s global Quality Improvement Program with the addition of the experienced team from the Companies.

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Financially Attractive with Operational Synergies: The transaction is expected to be immediately accretive to Impax’s earnings per share after closing. Impax expects to achieve operational synergies of more than $10 million within the first year after the transaction closes. Savings are expected to come largely from research and development efficiencies, prioritization of the combined portfolio, and reduced selling, general and administrative expenses.

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Maintains Capital Efficiency, and Maintains Financial Strength and Flexibility: Impax intends to fund the acquisition through a combination of approximately $270 million of cash on hand and a new $430 million term loan pursuant to a commitment from Barclays. This financing combination will enable Impax to move towards a more efficient capital structure while also allowing the flexibility to continue to pursue strategic business development and merger and acquisition opportunities.

Approvals

The transaction is expected to close within the next six months, subject to the satisfaction of customary closing conditions and regulatory approvals, including antitrust approvals in the U.S.

Advisors

Impax’s financial advisor for this transaction is Barclays, and legal advisors are Sullivan & Cromwell LLP, Latham & Watkins LLP and McDermott, Will & Emery LLP. Credit Suisse Securities LLC served as financial advisor to Tower Holdings, Inc. and RoundTable Healthcare Partners LLC, and Sidley Austin LLP served as legal advisor.

Conference Call

Impax will host a conference call with financial analysts to discuss the transaction today at 8:30 a.m. ET. The conference call may be accessed by dialing (877) 356-3814 for U.S. callers and (706) 758-0033 for international callers. The conference call ID number is 18670463. A simultaneous webcast, including the slide presentation, can be accessed by visiting the Investor Relations page of Impax’s website http://investors.impaxlabs.com. In addition, a replay of the conference call will be available from 10:30 a.m. ET on October 9, 2014, through 11:59 p.m. ET on October 16, 2014, and may be accessed by visiting Impax’s website or by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers. The replay access code is 18670463.

About Impax Laboratories, Inc.

Impax Laboratories, Inc. (Impax) is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of central nervous system disorder branded products. Impax markets its generic products through its Global Pharmaceuticals division and markets its branded products through the Impax Pharmaceuticals division. Additionally, where strategically appropriate, Impax develops marketing partnerships to fully leverage its technology platform and pursues partnership opportunities that offer alternative dosage form technologies, such as injectables, nasal sprays, inhalers, patches, creams and ointments. For more information, please visit Impax’s website at: www.impaxlabs.com.

About Tower Holdings, Inc. (the “Companies”)

Privately-held, the Companies include Tower Holdings, Inc., including subsidiaries Mountain, LLC, Amedra Pharmaceuticals LLC, Trail Services, Inc., and CorePharma, LLC., in addition toLineage Therapeutics, Inc. For more information, please visit www.amedrapharma.com, www.corepharma.com, www.lineagetherapeutics.com.

Use of Non-GAAP Financial Measures

This press release contains forward-looking EBITDA, which is a non-GAAP financial measure. EBITDA is adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. These items are excluded from EBITDA because they are generally outside the normal operations of a company. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. It is not feasible to provide reconciliation to the most comparable projected U.S. GAAP measure because the excluded items are difficult to predict and estimate and are primarily dependent on future events.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical; these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: fluctuations in revenues and operating income; the Company’s ability to promptly correct the issues raised in the warning letter and Form 483 observations received from the FDA; the Company’s ability to successfully develop and commercialize pharmaceutical products in a timely manner; the Company’s ability to sustain profitability and positive cash flows; any delays or unanticipated expenses in connection with the operation of the Company’s manufacturing facilities; the uncertainty of patent litigation and other legal proceedings; the Company’s ability to manage growth, including through potential acquisitions; the parties’ ability to meet expectations regarding the timing and completion of the transaction with the CorePharma companies; the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the integration of the acquired business by the Company being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of the acquired business being difficult; the Company’s and the acquired business’s expected or targeted future financial and operating performance and results; the combined company’s capacity to bring new products to market; and the possibility that Company may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate the acquired business; and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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